FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2006

UNITED STATES CELLULAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-9712 (Commission File Number)	62-1147325 (IRS Employer Identification No.)

8410 West Bryn Mawr, Suite 700, Chicago, Illinois (Address of principal executive offices)	60631 (Zip Code)

Registrant's telephone number, including area code: (773) 399-8900

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

        On January 24, 2006, United States Cellular Corporation ("U.S. Cellular") issued a news release announcing certain information relating to its earnings for the third quarter of 2005 and restated results of operations for certain prior periods, and certain other information. A copy of the news release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

        The information in this Item 2.02 of Form 8-K is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 3.01(a). Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

        On January 26, 2006, The American Stock Exchange ("AMEX") granted U.S. Cellular an extension to regain compliance with the AMEX listing standards until February 28, 2006.

        As previously disclosed, on November 15, 2005, U.S. Cellular received a notice from the staff of the AMEX indicating that U.S. Cellular was not in compliance with Sections 134, 1003(d) and 1101 of the AMEX Company Guide as a result of the failure to file its quarterly report on Form 10-Q for the quarter ended September 30, 2005 on a timely basis. Pursuant to such letter, on November 30, 2005, U.S. Cellular submitted a plan to the AMEX to bring it into compliance with the AMEX Company Guide by no later than January 17, 2006. On December 16, 2005, U.S. Cellular received a letter from the AMEX stating that the AMEX had approved such plan and that the listing of the U.S. Cellular Common Shares and U.S. Cellular Special Common Shares will continue pursuant to an extension until January 17, 2006. On January 12, 2006, U.S. Cellular requested a further extension until January 31, 2006, which was granted by the AMEX on January 13, 2006.

        On January 27, 2006, U.S. Cellular issued a joint press release, together with its parent company, Telephone and Data Systems, Inc., disclosing that the AMEX granted U.S. Cellular an extension until February 28, 2006 to regain compliance with the AMEX listing standards. A copy of such press release is attached hereto as Exhibit 99.2 and incorporated by reference herein.

Item 8.01. Other Matters.

        The press release attached as Exhibit 99.1 disclosed that the restatements and failure to file U.S. Cellular's Form 10-Q for the quarter ended September 30, 2005 resulted in defaults under a revolving credit agreement between U.S. Cellular and certain lenders and under certain forward contracts between a subsidiary of U.S. Cellular and a counterparty, and that U.S. Cellular had previously obtained waivers of these defaults subject to the condition that U.S. Cellular file its restatements and quarterly report on Form 10-Q by January 31, 2006. Also as noted in such press release, U.S. Cellular announced that the restatements and quarterly report on Form 10-Q would not be filed by January 31, 2006 and that, accordingly, U.S. Cellular would request extensions of these waivers from lenders and the counterparty. The information in this Item 8.01 is being filed to disclose that, effective January 30, 2006, U.S. Cellular has received extensions of such waivers from such lenders and counterparty until February 28, 2006.

        On January 27, 2006, U.S. Cellular issued a joint press release, together with its parent company, Telephone and Data Systems, Inc., disclosing that U.S. Cellular has received extensions of such waivers from such lenders and counterparty until February 28, 2006. A copy of such press release is attached hereto as Exhibit 99.2 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(c)      Exhibits:

        In accordance with the provisions of Item 601 of Regulation S-K, any Exhibits filed or furnished herewith are set forth on the Exhibit Index attached hereto.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

United States Cellular Corporation
(Registrant)

Date: January 27, 2006

By:	/s/ Kenneth R. Meyers

Kenneth R. Meyers
Executive Vice President-Finance, Chief Financial Officer and Treasurer

EXHIBIT INDEX The following exhibits are filed herewith as noted below.

Exhibit Number	Description of Exhibit
99.1	Press Release dated January 24, 2006.
99.2	Press Release dated January 27, 2006.
99.3	Private Securities Litigation Reform Act of 1995 Safe Harbor Cautionary Statement